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                                                                     Exhibit 3.9

                                                 State of Delaware
                                                Secretary of State
                                             Division of Corporations
                                           Delivered 06:12 PM 12/10/2003
                                             FILED 05:55 PM 12/10/2003
                                            SRV 030794796-3738195 FILE

                                STATE OF DELAWARE

                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

                                       OF

                      ALPHA NATURAL RESOURCES SERVICES, LLC

FIRST:      The name of the limited liability company is:

                  ALPHA NATURAL RESOURCES SERVICES, LLC

SECOND:     The address of its registered office in the State of Delaware is:

                        2711 Centerville Road, Suite 400
                        Wilmington, Delaware 19808

            The name of its Registered Agent at such address is:

                  Corporation Service Company

THIRD:      The name and address of the authorized person is:

                  Karin M. Writer
                  Bartlit Beck Herman Palenchar & Scott
                  1899 Wynkoop Street, Suite 800
                  Denver, Colorado  80202

      The undersigned has executed this Certificate of Formation of Alpha Natural Resources Services, LLC on this 10th day of December 2003.

                                             /s/ Karin M. Writer
                                             Karin M. Writer
                                             Authorized Person